                  GOLDEN STATE BANCORP INC. AND SUBSIDIARIES         EXHIBIT 99H
                       DELINQUENT LOANS BY PROPERTY TYPE
                            (dollars in thousands)
                                  (unaudited)


                                                           % of Type of                          % of Type of
                                          Mar. 31,             Loans              Dec. 31,          Loans            Sept. 30,
                                           1998             Receivable             1997            Receivable          1997
                                     -------------          ----------         -----------       -------------      ----------
Single-family  1-4 units:
   31 - 60 Days                      $     43,864                0.49%         $    42,706           0.48%         $   47,820
   61 - 90 Days                            13,768                0.15%              15,723           0.18%             18,315
   Over 90 Days                            73,675                0.83%              75,316           0.86%             85,787
                                     ------------           ---------          -----------        -------          ----------
                                          131,307                1.47%             133,745           1.52%            151,922
                                     ------------           ---------          -----------        -------          ----------
Multi-family  5-36 units:
   31 - 60 Days                             5,374                0.38%               5,469           0.38%              8,452
   61 - 90 Days                             1,459                0.11%               1,414           0.10%              5,551
   Over 90 Days                             7,741                0.55%              11,630           0.82%             11,118
                                     ------------           ---------          -----------         ------          ----------
                                           14,574                1.04%              18,513           1.30%             25,121
                                     ------------           ---------          -----------         ------          ----------
Multi-family  37 or more units:
   31 - 60 Days                              ----                ----                 ----           ----                ----
   61 - 90 Days                             3,476                1.12%                ----           ----                ----
   Over 90 Days                               417                0.14%                ----           ----               1,503
                                     ------------           ---------          -----------         -------          ---------
                                            3,893                1.26%                ----           ----               1,503
                                     ------------           ---------          -----------         -------          ---------
Non-residential:
   31 - 60 Days                            16,875                1.73%               8,341           0.81%              7,340
   61 - 90 Days                               892                0.09%               3,822           0.37%              5,035
   Over 90 Days                            13,136                1.34%               9,538           0.92%              9,281
                                     ------------           ---------          -----------         -------          ---------
                                           30,903                3.16%              21,701           2.10%             21,656
                                     ------------           ---------          -----------         -------          ---------
Commercial:
   31 - 60 Days                             2,815                1.09%               5,437           2.32%              8,515
   61 - 90 Days                               517                0.20%               3,041           1.30%              2,374
   Over 90 Days                               919                0.36%               2,146           0.92%              1,853
                                     ------------           ---------          -----------         -------          ---------
                                            4,251                1.65%              10,624           4.54%             12,742
                                     ------------           ---------          -----------         -------          ---------
Consumer:
   31 - 60 Days                             1,471                1.07%               1,711           1.24%              1,020
   61 - 90 Days                               719                0.52%                 709           0.51%                559
   Over 90 Days                               913                0.66%                 646           0.47%                782
                                     ------------           ---------          -----------         -------          ---------
                                            3,103                2.25%               3,066           2.22%              2,361
                                     ------------           ---------          -----------         -------          ---------
Total:
   31 - 60 Days                            70,399                0.59%              63,664           0.53%             73,147
   61 - 90 Days                            20,831                0.17%              24,709           0.21%             31,834
   Over 90 Days                            96,801                0.81%              99,276           0.83%            110,324
                                     ------------           ---------          -----------         -------          ---------
                                     $    188,031                1.57%         $   187,649           1.57%          $ 215,305
                                     ============           =========          ===========        ========          =========


                                      % of Type of                         % of Type of                       % of Type of
                                         Loans              June 30,          Loans            Mar. 31,          Loans
                                      Receivable              1997           Receivable          1997          Receivable
                                     ------------        -------------     -------------       --------       ------------
Single-family  1-4 units:
   31 - 60 Days                            0.53%          $    46,172            0.52%          $ 52,181           0.63%
   61 - 90 Days                            0.20%               17,030            0.19%            18,035           0.22%
   Over 90 Days                            0.94%               82,989            0.95%            93,111           1.12%
                                      ---------           -----------        --------         ----------        -------
                                           1.67%              146,191            1.66%           163,327           1.97%
                                      ---------           -----------        --------         ----------        -------
Multi-family  5-36 units:
   31 - 60 Days                            0.58%                8,944            0.61%            11,351           0.76%
   61 - 90 Days                            0.38%                3,021            0.20%             4,105           0.27%
   Over 90 Days                            0.77%               17,713            1.20%            17,405           1.16%
                                      ---------           -----------        --------         ----------        -------
                                           1.73%               29,678            2.01%            32,861           2.19%
                                      ---------           -----------        --------         ----------        -------
Multi-family  37 or more units:
   31 - 60 Days                            ----                 1,312            0.38%              ----           ----
   61 - 90 Days                            ----                  ----            ----              1,478           0.41%
   Over 90 Days                            0.43%                 ----            ----              4,470           1.23%
                                      ---------           -----------        --------         ----------        -------
                                           0.43%                1,312            0.38%             5,948           1.64%
                                      ---------           -----------        --------         ----------        -------
Non-residential:
   31 - 60 Days                            0.69%               11,240            0.93%            12,226           1.02%
   61 - 90 Days                            0.47%                3,079            0.26%             2,422           0.20%
   Over 90 Days                            0.87%               14,149            1.17%            12,660           1.05%
                                      ---------           -----------        --------         ----------        -------
                                           2.03%               28,468            2.36%            27,308           2.27%
                                      ---------           -----------        --------         ----------        -------
Commercial:
   31 - 60 Days                            4.00%                3,235            2.02%               929           1.26%
   61 - 90 Days                            1.11%                1,935            1.21%              ----           ----
   Over 90 Days                            0.87%                  726            0.45%                 6           0.01%
                                      ---------           -----------        --------         ----------        -------
                                           5.98%                5,896            3.68%               935           1.27%
                                      ---------           -----------        --------         ----------        -------
Consumer:
   31 - 60 Days                            0.83%                1,560            1.29%             2,462           2.73%
   61 - 90 Days                            0.45%                  624            0.52%               769           0.85%
   Over 90 Days                            0.63%                1,562            1.29%               409           0.45%
                                      ---------           -----------        --------         ----------        -------
                                           1.91%                3,746            3.10%             3,640           4.03%
                                      ---------           -----------        --------         ----------        -------
Total:
   31 - 60 Days                            0.59%               72,463            0.60%            79,149           0.69%
   61 - 90 Days                            0.26%               25,689            0.21%            26,809           0.23%
   Over 90 Days                            0.90%              117,139            0.96%           128,061           1.11%
                                      ---------           -----------        --------         ----------        -------
                                           1.75%           $  215,291            1.77%          $234,019           2.03%
                                      =========           ===========        ========         ==========        =======